Exhibit 99.B(a)(2)(b)

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF TRUST

OF

COMPASS EMP FUNDS TRUST

This Certificate of Amendment to Certificate of Trust of Compass EMP Funds Trust (the “Trust”) is being executed for the purpose of amending the Certificate of Trust of the Trust filed with the Office of the Secretary of State of the State of Delaware (the “State Office”) on April 11, 2012, pursuant to the Delaware Statutory Trust Act, 12 Del. C. §§ 3801 et seq. (the “Act”).

The undersigned hereby certifies as follows:

1.                                            The name of the Trust is Compass EMP Funds Trust.

2.                                            The name of the Trust is hereby changed to Victory Portfolios II.

3.                                            This Certificate of Amendment to Certificate of Trust shall become effective upon filing with the State Office.

IN WITNESS WHEREOF, the undersigned, being a trustee of the Trust, has duly executed this Certificate of Amendment in accordance with Section 3811 of the Act.

TRUSTEE:
Compass EMP Funds Trust

/s/ Leigh A. Wilson
Leigh A. Wilson,
as Trustee and not individually
Dated: October 21, 2015